Exhibit 99.4

Catalyst – Employee FAQs

1.	Why are Catalyst and SXC combining?

•	As a Board and management team, we are constantly thinking about ways to drive even greater value for our shareholders, clients, partners, and you – our valued employees.

•

As we have all seen over the past several years, the industry in which we operate is changing rapidly. Government regulations, the pressures felt by our clients to contain costs, and a number of strategic combinations in our industry have transformed the landscape of the PBM industry.

•	In light of this, we are confident that this merger is the best path forward for Catalyst and we believe that together, SXC and Catalyst will be a stronger and more efficient company.

•

By joining forces, we will be able to accelerate our shared goal of providing more transparent, affordable and higher quality healthcare, enhancing value for employers, health plans, pharmacists and consumers.

2.	Who is SXC?

•	SXC is based in Lisle, Illinois and is a well-respected leader in the field.

SXC’s product solutions combine PBM software applications, Application Service Provider processing services and professional services designed for many of the largest organizations in the pharmaceutical supply chain, such as PBMs, managed care organizations, self-insured employer groups, retail pharmacy chains, and managed care organizations.

3.	How will this combination benefit Catalyst?

•	This combination brings together the industry leading pharmacy tools and technology expertise of SXC with Catalyst’s best-in-class PBM services and clinical offerings.

•

Together SXC and Catalyst will create a stronger and more efficient company that is focused on delivering innovative clinical programs and technologies that can have a measurable impact on member outcomes; expands the product and service offerings available to plan sponsors, members, physicians, and pharmacists; and helps better manage costs for plan sponsors and members alike.

•

This is a very exciting time for our company and by combining with SXC, we will have the market’s most innovative products, services and technology solutions, as well as an industry-leading reputation for a high-quality, localized approach to serving customers.

•

With the continued evolution of the market, our position in the market is further strengthened and we will be better positioned to compete against large PBMs like Express Scripts | Medco, and new entrants like OptumRx.

4.	What will change for Catalyst clients and members?

•	For our clients, it’s business as usual, and nothing will change with regard to our relationships or our commitments to them and their members.

•	The deal will take many months to close and during this time we’ll be working through all of the details required to make this a successful and seamless transition for everyone involved.

•	Rest assured that even after the merger closes, the core elements of our value proposition will remain intact.

•	Our unbiased, client-centered philosophy will only be strengthened by this move and we will continue to operate with the same guiding principles that have made us who we are today:

•	Our holistic approach to pharmacy benefits and its ability to improve outcomes and manage costs;

•	The promise of combining client and clinical expertise to proactively offer solutions that meet our clients’ pharmacy needs;

•	Our belief in shared accountability for meeting our goals;

•	The continued pursuit of innovation and deeper engagement with our customers through things like our mobile and direct-to-consumer offerings; and

•	Our commitment to our local service model with regional Centers of Excellence

•

The increased size and scale of the combined company will create significant benefits for clients through a broader range of product offerings, more effective cost management, and greater increased investment in innovative programs and technologies. We should also be able to leverage our increased scale to create more efficiency in the supply chain and generate greater cost savings.

•	Until the merger closes, we are counting on you to continue providing the excellent service our clients have come to expect from Catalyst.

5.	What is required in order to close the merger? When will it be completed?

•

The merger is subject to approval by SXC and Catalyst shareholders and the satisfaction of customary closing conditions and regulatory approvals. We expect the merger to close by the second half of 2012.

6.	What will happen to Catalyst’s headquarters?

•	The combined company will be headquartered in Lisle, Illinois and will maintain a presence in Rockville, Maryland. Additionally, we intend to maintain our local presence in various markets.

•	SXC is also committed to Catalyst’s industry-recognized approach to client service and intends to maintain and expand Catalyst’s proven “Centers of Excellence” strategy.

7.	Will Catalyst be renamed?

•	The combined company will be known as SXC Health Solutions.

•	However, the combined PBM will continue to operate under the Catalyst Rx brand with the same unbiased, client-centered philosophy.

8.	Who will lead the combined company?

•	Mark Thierer, the current Chairman and Chief Executive Officer of SXC, will continue in that role at the combined company.

•	David T. Blair, Catalyst’s current Chairman and CEO has committed to provide ongoing support to the combined company to ensure a seamless and successful integration.

•	Additionally, following the close of the merger, the SXC Board of Directors will be expanded to include two current Catalyst directors.

9.	Will there be any employee impact at Catalyst?

•

SXC recognizes the role our employees play in Catalyst’s success, and ultimately, we believe that our combination with SXC will provide new opportunities for career growth and advancement, as part of a larger company with a wider range of offerings.

•

As with any merger of this size, however, we expect there will be some overlap in job functions. While it is difficult to predict any outcomes at this time, we are committed to treating all employees with respect and dignity throughout this process.

10.	What happens to Catalyst employees’ current benefits and compensation?

•	Until the merger is completed, Catalyst and SXC remain independent companies and your salary and benefits remain unchanged.

•	SXC recognizes the value of our employees and following completion of the merger, we expect that SXC will offer employees comparable salary and benefits as those offered by Catalyst.

•	Of course, it is early in this process and compensation and benefit matters will be determined and communicated to you near or after closing of the merger.

11.	If my work location changes, will I have to move?

•	In the coming weeks we will be working through an organization transition process.

•	Information on specific work locations will be communicated as soon as they are available.

12.	Where can I learn more about the merger?

•	On Wednesday, April 18 at 1:00 pm ET/12:00 pm CT/10:00 am PT, Catalyst will host an Employee Town Hall to discuss the combination. We hope that this discussion will answer questions you may have.

•	Employees should join leadership in the conference room of their office wherever possible.

•	Remote employees can dial-in to the meeting. Dial-in information will be provided through an Outlook invitation.

13.	I still have questions, where can I go for more information?

•	We will establish an employee email box for questions in the near future. We will distribute the address when it is available.

14.	What should I say if I’m contacted by media, financial community, or other third parties about the merger?

•

It is important for us to speak with one voice, so if you receive any inquiries from the media or other questions from outside Catalyst, please forward them to Chris Burns, our Senior Vice President of Marketing, at (773) 505-1762 or cburns@catalystrx.com.

15.	When can I expect another update on the progress of the merger?

•

We will continue to communicate developments regarding this merger through meetings, letters and other communications. As we move through this process, we’ll continue to rely on you to focus on the work at hand, serve our customers and help achieve our goals.

Forward Looking Statements

Certain statements included herein may contain certain forward-looking statements including, without limitation, statements concerning Catalyst’s operations, economic performance and financial condition. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. In addition to Catalyst’s expectations or estimates of a combined company’s future performance or matters relating to the proposed transaction, these forward-looking statements may include statements addressing Catalyst’s operations and Catalyst’s financial performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which, among other things, speak only as of their dates. These forward-looking statements are based largely on Catalyst’s current expectations and are based on a number of risks and uncertainties, including, without limitation, (i) general adverse economic conditions, (ii) changes in governmental laws and regulations, (iii) Catalyst’s ability to compete effectively in the pharmacy benefit management industry, (iv) Catalyst’s relationships with key clients, pharmacy network affiliations and various pharmaceutical manufacturers and rebate intermediaries, (v) changes in industry pricing benchmarks, (vi) uncertainties relating to the transition and integration of completed and future acquisitions and/or expansion opportunities, (vii) Catalyst’s current level of indebtedness and any future indebtedness Catalyst may incur; (viii) disruption in Catalyst’s operations, (ix) unanticipated changes in Catalyst’s ability to execute its growth strategy, (x) generic utilization levels, (xi) insufficient insurance coverage to cover costs associated with litigation, (xii) Catalyst’s ability to accurately estimate how much future revenue Catalyst will generate, as well as the level of implementation and transaction costs that Catalyst will incur, under newly commenced PBM agreements and other risks and uncertainties discussed in Catalyst’s filings with the SEC, including Catalyst’s Annual Report on Form 10-K and quarterly reports on Form 10-Q. Actual results could differ materially from results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will, in fact, occur. Catalyst undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date hereof. Readers are urged to carefully review and consider the various disclosures made in Catalyst’s other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect Catalyst’s business.

Transaction Forward-Looking Statements

In addition, numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including without limitation, the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the SXC and Catalyst businesses will not be integrated successfully; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule contemplated by the parties; the failure of shareholders of SXC or Catalyst to approve the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk of customer attrition; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; and the ability to obtain the financing contemplated to fund a portion of the consideration to be paid in the proposed transaction and the terms of such financing.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Catalyst and SXC. The proposed transaction will be submitted to the stockholders of Catalyst and the shareholders of SXC for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a joint proxy statement/prospectus that will be mailed to stockholders. Such documents, however, are not currently available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF CATALYST ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Catalyst and SXC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Catalyst will be available free of charge on Catalyst’s website at www.catalysthealthsolutions.com under the heading “Investor Information” or by contacting Catalyst’s Investor Relations Department at 301-548-2900. Copies of the documents filed with the SEC by SXC will be available free of charge on SXC’s website at www.sxc.com under the heading “Investor Information” or by contacting SXC’s Investor Relations Department at 630-577-3100.

Catalyst, SXC and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Catalyst is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 28, 2011. Information about the directors and executive officers of SXC is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 2, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.